SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT





             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) April 8, 1999
                                                ________________


              PERMA-FIX ENVIRONMENTAL SERVICES, INC.
      _____________________________________________________
      (Exact name of registrant as specified in its charter)


        Delaware            1-11596             58-1954497
  ________________    ________________   ____________________
 (State or other     (Commission File    (IRS Employer
  jurisdiction of         Number)         Identification No.)
  incorporation)


1940 N.W. 67th Place, Suite A, Gainesville, Florida     32653
___________________________________________________    ________
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (352) 373-0040
                                                  _______________


                          Not applicable
   ___________________________________________________________
  (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          ____________

     Pursuant to the terms of a letter of intent dated April 8, 1999, Perma-Fix Environmental Services, Inc. (the "Company") and Thomas P. Sullivan ("Sullivan") agreed to amend certain terms in
(i) the Agreement And Plan of Merger ("Chem-Con Agreement"), dated as of the 15th day of March, 1999, among the Company; Florida Perma-Chem, Inc. a Florida corporation and a wholly-owned subsidiary of Perma-Fix ("Florida Perma-Chem"); Georgia Perma-Chem, Inc., a Georgia corporation and a wholly-owned subsidiary of Perma-Fix ("Georgia Perma-Chem"); Chemical Conservation Corporation; a Florida corporation ("Chemical Florida"); Chemical Conservation of Georgia, Inc., a Georgia corporation ("Chemical Georgia"); The Thomas P. Sullivan Living Trust, dated September 6, 1978 ("TPS Trust"); The Ann L. Sullivan Living Trust, dated September 6, 1978 ("ALS Trust"); Thomas P. Sullivan, an individual ("TPS"); and Ann
L. Sullivan, an individual and (ii) the Agreement and Plan of Merger ("Chem-Met Agreement"), dated as of the 15th day of March, 1999, among the Company; Perma-Met, Inc. a Michigan Corporation and a wholly-owned subsidiary of Perma-Fix ("Perma-Met"); Chem-Met Services, Inc., a Michigan Corporation ("Chem-Met"); the TPS Trust; the ALS Trust; TPS and ALS. Collectively, Chemical Florida and Chemical Georgia are referred to herein as "Chem-Con."

     Under the letter of intent, the Chem-Con/Chem-Met acquisition will be consummated by the Company purchasing all of the outstanding capital stock of Chem-Con and Chem-Met, rather than undertaking various merger transactions with Chem-Con and Chem-Met and, consequently, the acquisition under the amended terms will be accounted for as a "purchase" rather than as a "pooling of interests" as was previously anticipated. Under the terms of the letter of intent, the purchase price paid by the Company in connection with the Chem-Con/Chem-Met acquisition will be $8,700,000, consisting of (i) $1,000,000 in cash to be paid at closing, (ii) a promissory note in the amount of $4,700,000, to be paid in equal monthly installments of principal and interest of approximately $90,276.96 over five years and having an interest rate of 5.5% for the first three years and 7% for the remaining two years and (iii) $3,000,000 paid in the form of 1,500,000 shares of Perma-Fix Common Stock, par value $.001 per share ("Common Stock") paid at closing, however, if the average closing price of the Common Stock on the NASDAQ SmallCap Market ("NASDAQ") for the five days preceding the date eighteen months after the closing date ("Valuation Date") is less than $2.00 per share, the Company shall pay, in Common Stock or cash at the Company's option, the difference between $3,000,000 and the value of the 1,500,000 shares based upon the average closing price for the five days preceding the Valuation Date. The parties have agreed, however, that under no circumstances will the Chem-
Con/Chem-Met acquisition result in the issuance by the Company of a number of shares of Common Stock equal to more than 18% of the number of shares of Common Stock outstanding as of the closing date. Under the amended terms, the Company believes the Chem-Con/Chem-Met acquisition may occur without (i) obtaining shareholder approval from the shareholders of the Common Stock or
(ii) filing a registration statement with the Securities and Exchange Commission (the "Commission") regarding the Common Stock to be issued to the TPS Trust and the ALS Trust.

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     An additional modification to the terms of the Chem-Con/Chem-
Met transaction is that the Company will not enter into an employment agreement with TPS, the current President of Chem-Con and Chem-Met, as was previously anticipated.

     The amendments to the Chem-Con Agreement and the Chem-Met
Agreement are subject to finalization and execution of new definitive agreements reflecting the new acquisition terms by the parties thereto which will replace the previous agreements in their entirety.

Item 7.   Financial Statements and Exhibits.
          _________________________________

          (c)  Exhibits.

               2.1 Letter of Intent, dated April 8, 1999, between the Company and Thomas P. Sullivan.(Exhibits to this letter as referenced therein are omitted, but will be provided to the Commission upon request.)

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                            SIGNATURES
                           ___________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PERMA-FIX ENVIRONMENTAL
                                 SERVICES, INC.


                                 By: /s/ Richard T. Kelecy
                                    ___________________________
                                       Richard T.  Kelecy
                                       Chief Financial Officer

Date:  April 20, 1999































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